Exhibit 32.1 Certification required under Section 906
             of the Sarbanes-Oxley Act of 2002



                         CERTIFICATION
                         _____________

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, being the President and Chairman of the Board of Pismo Coast Village, Inc., do hereby certify, in compliance with Title 18, Chapter 63, Section 1350 of the United States Code, that the periodic report which this Certification accompanies fully complies with the requirements of section 13(a) or 15 (d) of the Securities and Exchange Act of 1934 and that the information contained in said periodic report fairly presents, in all material respects, the financial condition and results of operation of the issuer.

Date: June 18, 2009                     JERALD PETTIBONE
                                        Jerald Pettibone
                                            President